EMPLOYMENT AGREEMENT
                    Chief Executive Officer



     Agreement made, effective as of October 31, 1999 by and between STRATEGIC PARTNERS, INC., a corporation duly organized and existing under the laws of the State of Wyoming; hereinafter referred to as employer, and FRANK J. WEINSTOCK, hereinafter referred to as employee.

     In consideration of the mutual covenants and promises of the parties to this agreement, and in consideration of the services rendered by employee prior to the effective date of this agreement, employer and employee agree as follows:


SECTION ONE

EMPLOYMENT

     Employer employs employee as chief executive officer and employee accepts such employment with employer, subject to the terms and conditions of this agreement.


SECTION TWO

TERM OF EMPLOYMENT

     This agreement and the employment under this agreement shall commence on the effective date stated above, and continue until the end of the fifth fiscal period of employer ending after the effective date of this agreement.





SECTION THREE

DUTIES OF EMPLOYEE

     Employer hereby employs employee as its Chief Executive Officer; employee hereby accepts such employment. Employee shall perform the duties of Chief Executive Officer subject to the general supervision and pursuant to the orders, advice, and direction of the board of directors of employer. Employee will at all times faithfully, industriously, and to best of his ability, experience, and talents, perform all of the duties that may be required of and from employee pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of employer. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by corporation, and shall also render such other and unrelated services and duties as may be assigned to him from time to time by employer. Employee will devote a sufficient amount of his time, energy, and skill during regular and, if necessary, outside of, regular business hours to such employment. Employee shall perform such services and act in such executive capacity as the board of directors of employer shall direct. This Agreement shall not act to bar employee from continuing any other business activities or professions in which employee is engaged on the effective date of this agreement nor from undertaking any new business activities or professions as long as they do not conflict with the employer's business. During the term of this Agreement, as set forth more specifically below, employee will not engage in or provide services to businesses that compete with that of employer nor take advantage of any business opportunity that rightfully belongs to employer.

CONTRACT LABOR OPTION

     To the extent permitted federal and state tax and employment laws, employee shall have the right to direct employer to pay any or all of the compensation due employee under this agreement to a viable business entity owned and operated by employee. In this event such entity shall be deemed employee's "employer" solely for purposes of computing, withholding, and paying employee's federal and state taxes and related federal and state employment charges for income paid by employer to employee under this Agreement. Both the entity and the employee personally, shall guarantee employee's performance under this Agreement in writing. None of employee's other personal responsibilities or rights under this Agreement shall terminate or be modified by virtue of such designation. Employee and employer will cooperate with each other and promptly execute on demand, any additional documents necessary to carry out the intent of this provision. This provision is subject to the explicit condition that either it does not result in additional expense to employer, or, if it does, employer's board of directors approves such additional expense on such terms and conditions as are reasonable.


SECTION FOUR

COMPENSATION

     A. Employee's salary shall be at the rate of One Hundred Fifty Thousand Dollars ($150,000.00) per year from the effective date of this agreement, unless increased with the approval of employer's Board of Directors until the end of the fifth fiscal period of employer ending after the effective date of this agreement.

EMPLOYEE BENEFIT PLAN

     Employee shall be entitled to participate in any qualified Profit-Sharing Plan, Employee Stock Plan, Stock Bonus Plan and Pension Plan adopted or implemented by employer. The administration, contributions, restrictions and degree of employee participation shall be at the discretion of employer with approval of employer's Board of Directors.

HEALTH CARE INSURANCE BENEFITS

     Employer shall provide employee with Health Insurance Benefits for employee and employee's partner. The administration, restrictions, contributions, insurance carrier, extent of coverage, including, but not limited to major medical, catastrophic medical, dental, ophthalmology, and optometry, shall be at the discretion of employer with approval of employer's Board of Directors. Health insurance benefits shall terminate sixty days after the termination of this agreement.


SECTION FIVE

 FAILURE TO PAY EMPLOYEE

     The failure of employer to pay employee his or her salary as provided in Section Four may, in employee's sole discretion be deemed a breach of this agreement, and unless such breach is cured within thirty days after written notice to employer, this employment agreement shall terminate, including the non-competition provisions of Sections Eight and Nine.


SECTION SIX

REIMBURSEMENT FOR EXPENSES

     Employer shall reimburse employee for reasonable out-of-pocket expenses that employee shall incur in connection with his services for employer contemplated by this agreement, on presentation by employee of appropriate vouchers and receipts for such expenses to employer.


SECTION SEVEN

TERMINATION

     A. In the event Employee should die during the term of this Agreement employer will pay all sums due and payable to employee under this Agreement, including without limitation all of the compensation payable to employee under this Agreement as if employee had not died or been terminated, to employee's legal representative and thereafter to employee's heirs, through a period ending Sixty days after employee's date of death. Said sums shall be paid monthly. Employee shall be deemed not to be or to have been in breach of this Agreement, and no payment shall be suspended, withheld or interrupted for any reason.

     B. Except as otherwise provided in this agreement, if employee fails to perform or to comply with any material term or condition of this agreement and does not undertake reasonable steps to cure such failure to perform or comply, within Thirty days of receipt of written notice of such failure to conform or comply, then this agreement may be terminated on Sixty days' written notice to employee by employer. Such notice shall specify the precise nature of the failure to perform or to comply, shall contain reasonable suggestions for curing same and specifically warn employee of the consequences of failure to cure within the thirty day period. In the event of merger, acquisition or takeover of employer, employer guarantees employee a position with the surviving,acquiring, or ongoing entity that is similar or better in position, at the same or better compensation, and under the same terms and conditions as are otherwise set forth in this Agreement. If the holders of either the common or the preferred stock of employer acquire and exercise the right to choose a majority of the board of directors of employer and a majority of the newly elected board of directors vote to terminate such employment, it may be terminated upon Ninety days written notice to employee, but only subject to the following terms and conditions:
all sums due and payable to employee under this Agreement, including without limitation all of the compensation payable to employee under this Agreement as if employee had not been terminated for employer's first through fifth fiscal periods, commencing on the effective date of this Agreement, shall be paid monthly to employee or such entity as employee designates; employee shall be deemed not to be or to have been in breach of this Agreement, no payment shall be suspended, withheld or interrupted for any reason. Additionally, if employee has performed or complied with all the material terms and conditions of this agreement, the non-competition provisions of Sections Eight and Nine shall not apply.

     C. If employee shall fail or be unable to perform the services required under this agreement, because of any physical or mental infirmity, other than death and such failure or inability shall continue for three consecutive months, or for six months during any consecutive twelve-month period, employer shall have the right to terminate this agreement ninety days after delivering written notice of such termination to employee; provided, however, that employee shall continue to receive his full compensation under this agreement to the date of termination, in spite of any such infirmity. The non-competition provisions of Sections Eight and Nine shall continue in effect in spite of such termination of this agreement, but if, after recovery from such infirmity as evidenced by a medical certificate of a physician of employer, employer does not choose to hire employee in some executive capacity, the non competition provisions of Sections Eight and Nine, if still in effect, shall cease to be operative.

SECTION EIGHT

NON-COMPETITION AFTER TERMINATION

     Employee agrees that, in addition to any other limitation, for a period of three years after the termination of his employment under this agreement, except a termination caused by employer in violation of the terms of this agreement, and unless otherwise specified in this agreement, employee will not directly or indirectly engage in, or in any manner be connected with or employed by any person, firm, corporation, or other entity in competition with employer or engaged in manufacturing, advertising, designing, promoting, selling, or providing fiscal, or other promotional or consulting services to any person or entity engaged in a similar business within the territories of the United States of America.
This provision may be modified in whole or in part, or waived, but only in writing, by employer with approval of employer's Board of Directors.


SECTION NINE

 SOLICITATION AFTER TERMINATION

     Employee agrees that, in addition to any other limitation, for a period of three years after the termination of his employment under this agreement, except a termination caused by employer in violation of the terms of this agreement, and unless otherwise specified in this agreement, employee will not, on behalf of himself or on behalf of any other person, firm, corporation, or other entity, call on any of the customers of employer, or any of its affiliates or subsidiaries for the purpose of soliciting and/or providing to any of such customers any manufacturing, advertising, designing, promoting, selling, fiscal, or other promotional or consulting services, nor will he, in any way, directly or indirectly, for himself , or on behalf of any other person, firm, corporation, or other entity solicit, divert, or take away any customer of employer, its affiliates or its subsidiaries. This provision may be modified in whole or in part, or waived, but only in writing, by employer with approval of employer's Board of Directors.



SECTION TEN

USE OF CONFIDENTIAL INFORMATION

     Employee agrees that, in addition to any other limitation contained in this agreement, regardless of the circumstances of the termination of employment, he will not communicate to any person, firm, corporation, or other entity any information relating to customer lists, prices, design or details relating to finished products of whatever nature and description as it relates to the employers business; to include, drawings, specifications and processes, nor employer's proprietary and trade secrets, advertising, nor any confidential knowledge or secrets that employee might from time to time acquire with respect to the business of the employer, or any of its affiliates or subsidiaries.

SECTION ELEVEN

 INJUNCTIVE RELIEF

     Employee hereby acknowledges that the services to be rendered under this agreement are of a unique, special, and extraordinary character that would be difficult or impossible for employer to replace, and by reason of such difficulty, employee hereby agrees that for violation of any of the provisions of this agreement, employer shall, in addition to any other rights and remedies available under this agreement, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining employee from committing any violation of this agreement, and employee hereby consents to the issuance of such injunction.


SECTION TWELVE

 COMMUNICATIONS TO EMPLOYER

     A. From the time this agreement commences until the termination of this agreement, employee shall communicate and channel to employer all knowledge, business, and customer contacts and any other matters of information that could concern or be in any way beneficial to the business of employer, whether acquired by employee before or during the term of this agreement; provided, however, that nothing under this agreement shall be construed as requiring such communications where the information is lawfully protected from disclosure as a trade secret of a third party.

     B. Any such information communicated to employer as stated above shall be and remain the property of employer, in spite of the subsequent termination of this agreement.


SECTION THIRTEEN

TERMINATION BY EMPLOYEE

     If employer shall cease conducting its business, take any action looking toward its dissolution or liquidation, make an assignment for the benefit of its creditors, admit in writing its inability to pay its debts as they become due, file a voluntary or be the subject of an involuntary petition in bankruptcy, or be the subject of any state or federal insolvency proceeding of any kind, then the employee may, in his sole discretion, by written notice to employer, terminate his or her employment and employer hereby consents to the release of employee under such circumstances and agrees that if employer ceases to operate or to exist as a result of such event, the non-competition and other provisions of Sections Nine through Eleven of this agreement shall terminate.


SECTION FOURTEEN

 BINDING EFFECT

     This agreement shall be binding on and shall inure to the benefit of any successor or successors of employer and the personal representatives of employee.





SECTION FIFTEEN

LAW TO GOVERN CONTRACT

     It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California.


SECTION SIXTEEN

ENTIRE AGREEMENT

     This agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated in this agreement.

SECTION SEVENTEEN

MODIFICATION OF AGREEMENT

     Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.


SECTION EIGHTEEN

NO WAIVER

     The failure of either party to this agreement to insist upon the performance of any of the terms and conditions of this agreement, or the waiver of any breach of any of the terms and conditions of this agreement,shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.


SECTION NINETEEN

 ATTORNEY FEES

     In the event that any action is filed in relation to this agreement, or any dispute between employer or its assigns and successors in interest, and employee and his heirs assigns and successors in interest, arises out of the subject matter of this agreement, the parties hereby waive any provision of applicable law entitling any party to any attorney's fees and costs and hereby specifically agree that each party shall bear their own attorney's fees and costs.

SECTION TWENTY

NOTICES

     Except as otherwise provided herein, any notice provided for or concerning this agreement shall be in writing and shall be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth in the official records of the corporation.


     In witness whereof, each party to this agreement has caused it to be executed at Ventura County, California on the date indicated below.

DATED: OCTOBER 31, 1999

Employer

STRATEGIC PARTNERS, INC.

By:____/s/ Gerald Bench_________________________
     Gerald Bench, Chief Financial Officer


Attest:___/s/ Trish R. Francis___________________________
     Trish R. Francis, Secy.
                                             [Seal]

Employee


By        /s/ Frank J. Weinstock
     Frank J. Weinstock